EXHIBIT 5

                                        December 5, 1997

Bell Atlantic Corporation
1095 Avenue of the Americas
New York, New York 10036

                 Re: Bell Atlantic Corporation Registration Statement on Form S-8 under the Securities Act of 1933

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Bell Atlantic Corporation, a Delaware corporation (the "Company") , is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering $112,000,000 of the obligations (the "Obligations"), of the Company under the Bell Atlantic Senior Management Income Deferral Plan (the "Plan").

          I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing, I am of the opinion that:

                       1.    The  Company  is a corporation  duly
               incorporated,  validly  existing   and   in   good
               standing under the laws of the State of Delaware.

                        2.     The  Obligations  have  been  duly
               authorized and, upon issuance thereof in accordance with the resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the issuance of the Obligations thereunder, will be valid and binding obligations of the Company.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                             Very truly yours,

                                             /s/ P. Alan Bulliner

                                             P. Alan Bulliner